Exhibit 10.15

Agreed Form

joinder to BUSINESS COMBINATION Agreement

This Joinder to Business Combination Agreement (this “Agreement”), entered into as of [●], 2023 is made and entered into by and between Prime Number Acquisition I Corp., a Delaware corporation (“Acquiror”), NOCO-NOCO PTE. LTD., a Singapore private company limited by shares, with its Unique Entity Number being 201924194K (the “Company”) and the signatory hereto (“Participant”).

Recitals

A.	Reference is hereby made to the certain Business Combination Agreement, dated as of [●], and attached hereto as Exhibit A (the “BCA”), by and among Acquiror, the Company, Prime Number Holding Limited, a Cayman Islands exempted company limited by shares (“PubCo”), Prime Number Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (the “Merger Sub”), [●][1], a Singapore private company limited by shares and a direct wholly-owned Subsidiary of PubCo (“New SubCo”) and the shareholders of the Company named on Annex I thereto. Capitalized terms used but not defined in this Agreement shall have the respective meanings given to such terms in the BCA.

B.	The Participant is a shareholder of the Company holding such number of Company Ordinary Shares as set forth on the Participant’s signature page hereto. Pursuant to Section 10.10 of the BCA, at any time after the date of the BCA and prior to the Share Exchange Closing, each shareholder of the Company that is not a Signing Seller can become a Joining Seller after the Proxy/Registration Statement having been declared effective by the SEC by duly executing and delivering to the Company and the Acquiror (on behalf of all Acquiror Parties) a BCA Joinder to become a party to the BCA.

C.	On [●], 2023, the Proxy/Registration Statement was declared effective by the SEC, and a copy of the Proxy/Registration Statement prospectus with respect to the Transactions has been made available to the Participant.

Agreement

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (it being understood and agreed that the execution of this Agreement by Participant shall be a portion of such consideration provided by Participant in exchange for the receipt of such Participant’s Pro Rata Portion of the Aggregate Exchange Consideration), Participant intending to be legally bound does hereby agree as follows:

1.            Joinder to BCA. Participant hereby agrees to be bound by, observe and comply with the following covenants and agreements set forth in the BCA with respect to the Sellers as a Joining Seller. Participant hereby acknowledges to have read the Proxy/Registration Statement prospectus and understands the nature and the transactions described therein and the transactions contemplated hereby.

1 NTD: To insert New SubCo name.

2.            Miscellaneous.

(a)            Termination. The obligations of Participant under this Agreement shall terminate and be of no further force or effect upon the termination of the BCA in accordance with its terms.

(b)            Notices. Any notice or other communication required or permitted to be delivered to any Person under this Agreement shall be made and given in compliance with the provisions of Section 13.3 (Notices) of the BCA and, if to Participant, to the address set forth on the signature page hereto.

(c)            Further Assurances. From time to time and without additional consideration, Participant shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall take such further actions, as Buyer may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the BCA.

(d)            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(e)            Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Participant and agreed to in writing by Acquiror and the Company.

(f)            Assignment; Binding Effect; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Participant, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Participant, its heirs, estates, executors and personal representatives (if applicable) and its respective successors and assigns, and shall inure to the benefit of each of Participant, Acquiror Parties, the Company and their respective successors and assigns. Participant acknowledges and agrees that the Acquisition Entities are express third party beneficiaries of this Agreement, with the right, to the fullest extent permitted by law, to enforce the same against Participant, and no other Persons may rely upon or enforce this Agreement or any rights hereunder.

(g)            Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(h)            Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(i)            Venue; Waiver of Jury Trial.

(i)            Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 2(j);

(ii)            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)            Exchanges by Electronic Transmission or Facsimile. The exchange of a fully executed Joinder to BCA by electronic transmission in .PDF format, by facsimile or other agreed format shall be sufficient to bind Participant to the terms and conditions of this Agreement and the BCA.

(k)            Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l)            Legal Advice. Participant has read and understands this Agreement and its legal consequences and has had adequate opportunity to receive independent legal advice with respect to the advisability of executing this Agreement and to make such investigation of the facts pertaining to this Agreement and of all matters to which this Agreement refers as such Participant deems necessary.

(m)            Construction.

(i)            For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(ii)            Any rule of construction to the effect that ambiguities are to be resolved against the drafting Person shall not be applied in the construction or interpretation of this Agreement.

(iii)            As used in this Agreement, the use of the word “or” shall not be exclusive and the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv)            Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Participant has duly executed this Agreement as of the date first above written.

Participant

[
Name:[2]

[●][3]

Name:
Title: ]

Address:

Email:

Company Ordinary Shares owned:

Company Ordinary Shares

2 NTD: To be used if Participant is a natural person.

3 NTD: To be used if Participant is an entity.

Signature Page to Joinder to Business Combination Agreement

Acknowledged and accepted by

Prime Number Acquisition I Corp.

By:
Name:
Title:

Signature Page to Joinder to Business Combination Agreement

Acknowledged and accepted by

NOCO-NOCO PTE. LTD.

By:
Name:
Title:

Signature Page to Joinder to Business Combination Agreement

EXHIBIT A

BUSINESS COMBINATION AGREEMENT